EXHIBIT 3.1


---------
Examiner

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2664794

                        The Commonwealth of Massachusetts
                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                    ONE ASHBURTON PLACE, BOSTON, MASS: 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                   -----------

We, C. Michael Daley                                          , President, and
         Thomas A. Wooters                                    , Clerk of

                               LoJack Corporation
                              (Name of Corporation)

located at 333 Elm Street, Norfolk Place, Dedham, MA 02026
           ---------------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on July 21, 1993, by vote
                                                          -------------
of

11,417,805   shares of   Common Stock   out of   12,849,788  shares outstanding,
------------           ----------------         ------------
                       (Class of Stock)
2,673,202*   shares of   Series A Preferred Stock   out of   1,216,500*   shares
------------           ----------------------------        --------------
                            (Class of Stock)
outstanding, and
             shares of                  out of               shares outstanding,
------------           ----------------        -------------
                       (Class of Stock)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.       The name by which the corporation shall be known is:
                        LoJack Corporation

2.       The purposes for which the corporation is formed are as follows:
         Directly, as partner or otherwise:

         a.       To develop and market a stolen vehicle recovery system.
         b. To engage in research and to sell, develop, manufacture, purchase and otherwise deal with products, goods, and materials of every description.
         c. To provide advice, assistance, information and services of every nature.
         d. To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a Corporation organized under Ch. 156B of the General Laws.

         *The 1,216,500 outstanding shares of Series A Preferred Stock, were collectively entitled to cast 2,859,451 votes, voting as a single class with the Common Stock. Accordingly, the shares of Series A Preferred Stock voting in the affirmative represented 2,673,202 votes.


Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 1l sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

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3.       The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    WITHOUT PAR VALUE     WITH PAR VALUE
                    -----------------     --------------

CLASS OF STOCK       NUMBER OF SHARES     NUMBER OF SHARES         PAR VALUE
--------------       ----------------     ----------------         ---------

Preferred                 None               10,000,000           $.01 par value
Common                    None               35,000,000           $.01 par value


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                       See Schedule 4 attached hereto.

*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                           None

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                       See Schedule 6 attached hereto.

*If there are no such provisions, state "None".


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                                   SCHEDULE 4
                                   ----------

                               LOJACK CORPORATION
                           A Massachusetts Corporation

Common Stock: Except as otherwise expressly provided with respect to the Preferred Stock, the Common Stock shall have the exclusive voting power for all purposes, and each holder of Common Stock shall be entitled to one (1) vote for each share thereof held.

Preferred Stock: Prior to the issuance of any shares of the Preferred Stock, the Board of Directors of the Corporation shall determine the preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock; provided, however, that the five million (5,000,000) additional shares of Preferred Stock authorized at the Annual Meeting of Stockholders on July 21, 1993 shall not, without the approval of the holders of Series A Preferred Stock, have any preference or priority as to dividends or assets superior to or on a parity with any preference or priority of the Series A Preferred Stock. Prior to such issuance, the Corporation shall submit to the Secretary of State for The Commonwealth of Massachusetts a certificate signed by the President or a Vice-President and by the Clerk or an Assistant Clerk, setting forth the text of the vote of the Preferred Stock, the date of adoption of such vote, and a certification that such vote was duly adopted by the Board of Directors.

See attached Schedule 4A for the preferences, voting powers, qualifications, and special or relative rights or privileges of Series A Preferred Stock authorized December 12, 1991.

CJC/803

                                   SCHEDULE 4A

                               LOJACK CORPORATION
                           A Massachusetts Corporation

                     DESCRIPTION OF SERIES A PREFERRED STOCK

         The powers, rights, preferences, privileges, qualifications, limitations and restrictions of the Series A Preferred Stock as follows:

         1. Designation. The initial series of Preferred Stock shall be designated "Series A Preferred Stock", which shares shall have the rights, privileges and preferences set forth below.

         2. Authorized Number. The number of shares constituting the authorized Series A Preferred Stock shall be 1,226,500, with a par value of One Cent ($0.01). Shares of Series A Preferred Stock shall rank prior to the Corporation's Common Stock, par value $0.01 per share ("Common Stock") with respect to the payment of dividends and upon liquidation. All other series of Preferred Stock of the Corporation shall rank junior to the Series A Preferred Stock with respect to payment of dividends and upon liquidation.

         3. Dividend Provisions.

         (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Corporation) on the Common Stock or any other equity securities of the Corporation, at the rate of One Dollar ($1.00) (or such greater amount per share as such Series A Preferred Stock would be entitled if such Series A Preferred Stock were converted to Common Stock) per share per annum (subject to the provisions of Section 3(c) hereof), payable when, as an if declared by the Board of Directors, in cash, semi-annually on May 15 and November 15 of each year commencing May 15, 1992. Such dividends shall accrue on each share from May 16, 1991, whether or not issued and outstanding on such date, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current semi-annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or any other capital stock of the Corporation and shall in any event be paid upon conversion of Series A Preferred Stock, in cash, or at the election of the Corporation, partly in cash and partly in shares of Common Stock, or all in shares of Common Stock, at the average of the closing bid and asked prices of the Common Stock as of the close of business on the date of conversion as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

         (b) Unless full cumulative dividends (as provided in Section 3(a) hereof) on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made on any Common Stock or other capital stock of the Corporation.

         (c) In the event of a split or subdivision of the outstanding shares of Series A Preferred Stock, or the combination of the outstanding shares of Series A Preferred Stock, as the case may be, the dividends provided for in this
Section 3 shall automatically and without any further action be decreased in the event of a split or subdivision, or increased, in the case of a combination, in proportion to the increase or decrease in the number of shares of Series A Preferred Stock outstanding immediately before such split, subdivision or combination (such events being hereinafter referred to as "Recapitalization Events").

         4. Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any payment or declaration and setting apart for payment of any amount or any distribution of the assets of the Corporation to the holders of the Common Stock or other capital stock of the Corporation by reason of their ownership thereof, an amount per share equal to the sum of (i) Ten Dollars ($10.00) for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to the accrued but unpaid dividends, whether or not earned or declared, on each such share of Series A Preferred Stock to the date fixed for distribution (such amount being referred to herein as the "Series A Premium", and the Original Series A Issue Price and the Series A Premium being collectively referred to in this Section 4 as the "Liquidation Amount"), and no more. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Amount due each such holder, then the entire assets and funds of the Corporation legally available for distribution to the holders of its capital stock shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Liquidation Amount allocable to each share of Series A Preferred Stock.

         (b) A consolidation or merger (other than a merger in which the holders of the Common Stock immediately prior to the consummation thereof (1) receive no consideration as a result of such merger other than common stock of the surviving corporation; and (ii) upon consummation thereof own a majority of all classes of the capital stock of the surviving corporation of the Corporation) with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (any such event being referred to herein as a "Transaction"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4 as to the Series A Preferred Stock if and only if the holders of a majority of the Series A Preferred Stock then outstanding elect to have such Transaction treated as a liquidation, dissolution or winding up with respect to such series. In the case of such election, each holder of Series A PREFERRED Stock shall receive, on the closing date of such Transaction, in cash, an amount equal to the aggregate Liquidation Amount payable under Section 4(a) hereof. The Corporation shall send to each holder of Series A Preferred Stock written notice of any such proposed Transaction by first-class registered or certified mail, return receipt requested, or overnight mail service, at least 45 days prior to the effective date thereof (such written notice shall include a description of the proposed Transaction and a statement that such Transaction will be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4 if and only if the holders of a majority of the Series A Preferred Stock then outstanding elect to have such transaction, if consummated, treated as a liquidation, dissolution or winding up with respect to such series by giving written notice thereof to the Corporation at least thirty days before the effective date of such Transaction), and any election made by the holders of the Series A Preferred Stock under this Section 4(b) must be made by giving written notice thereof to the Corporation by first-class registered or certified mail, return receipt requested or overnight mail service, at least thirty days before the effective date of such Transaction.

         5. Voting Rights.

         (a) Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, on the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, in accordance with Massachusetts law.

         (b) Except as otherwise expressly provided herein or as required by law, the holder of Series A Preferred Stock and the holders of Common Stock shall vote together as a single class and not as separate classes.

         6. Conversion Rights of Series A Preferred Stock. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Subject to the terms and conditions hereof, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time prior to a redemption in accordance with Section 8 hereof, into such number of fully paid and non-assessable shares of Common Stock of the Corporation equal to the product of (A) the number of shares of Series A Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing the Original Series A Issue Price by the Conversion Price (as hereinafter defined) per share for Series A Preferred Stock in effect at the time of conversion.

         (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock, and the aggregate number of shares of Common Stock to be issued to a holder shall be rounded to the nearest whole share. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to
Section 6(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or, if the Corporation shall have appointed a transfer agent for the shares of Series A Preferred Stock ("Transfer Agent") by notice to the holders thereof, at the office of the Corporation's Transfer Agent and shall give written notice to the Corporation or the Corporation's Transfer agent, as the case may be, that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter issue and deliver to such holder of Series A Preferred Stock, at such office or at such other place as the holder shall specify in the aforementioned written notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, registered in the name of such holder or in such other name as the holder shall specify in the aforementioned written notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the dare of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the share of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (c) Definitions. For purposes of this Section 6:

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to this Section 6, deemed to be issued) by the Corporation, other than shares of Common Stock issued or issuable:

                  (AA) upon conversion of shares of Series A Preferred Stock or upon conversion of the 1990 Debentures;

                  (BB) to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant or sale or option plan or other director or employee stock incentive program (together, herein referred to as "Incentive Plans") or other stock issuances approved by the Board of Directors, but not exceeding an aggregate of 1,250,000 shares of Common Stock or such greater number as may be agreed to by the Board of Directors, with the assent of the member designated by Benefit Capital Management Corporation (collectively referred to as the "Reserved Shares"), whether issued before or after the Issuance Date, as adjusted for Recapitalization Events, provided that (i) those shares covered by Incentive Plans which expire or lapse before options for such shares are exercised; (ii) those stock issuances approved by the Board of Directors but not issued by the Corporation; and (iii) those share repurchased at cost by the Corporation from employees upon termination of employment pursuant to the terms of stock restriction agreements approved by the Board of Directors shall no longer be included in counting the Reserved Shares;

                  (CC) as a dividend or distribution of the Series A Preferred Stock;

                  (DD) upon the exercise of (i) warrants granted to each of the holders of Debentures pursuant to the 1990 Unit Purchase agreement; (ii) warranties and debentures outstanding as of the Issuance Date, but not exceeding an aggregate of 471,500 shares of Common Stock; and

                  (EE) in connection with the Corporation's acquisition of all of the common stock of Recovery Systems,

Inc., but not exceeding an aggregate of 264,000 shares of Common Stock.

         "Conversion Price" shall mean the price at which shares of the Common Stock shall be deliverable upon conversion of the Series A Preferred stock as adjusted from time to time as herein provided. The initial Conversion Price is $6.325; provided that the initial Conversion Price shall be deemed, ab initio, to be $5.50 if (a) the corporation's consolidated revenues from the stolen vehicles and related business for each of the fiscal year ended February 28, 1991 and the fiscal year ending February 29, 1992 does not equal or exceed $17,450,500 and $51,976,000, respectively, or if the Corporation's consolidated operating income (loss) (before deduction for interest expense and income taxes) from the stolen vehicles and related business operations for each of the fiscal year ended February 28, 1991, and the fiscal year ending February 29, 1992, does not equal or exceed ($4,057,200) and $6,365,000, respectively, in each case as determined by the Corporation's independent public accountants using generally accepted accounting principles consistently applied; AND (b) the average of the last reported sales price for the 20 trading days immediately preceding February 29, 1992 as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national exchange, the average of the closing bid and asked prices for such 20 trading days as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, is less than $9.00 per share. The Conversion Price for Series A Preferred Stock shall be subject to further adjustment as herein provided.

         "Convertible Securities" shall mean any evidences of indebtedness, shares or securities, in each case convertible into or exchangeable for Additional Shares of Common Stock.

         "1990 Debentures" shall mean the Debentures issued pursuant to the 1990 Unit Purchase Agreement.

         "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing (a) the aggregate consideration received or deemed to have been received by the Corporation for such issue under Section 6(d)(1) by (b) the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under Section 6(d)(1).

         "Issuance Date" shall mean May 16, 1990.

         "Option" shall mean rights, options or warrants to subscribe for purchase or otherwise acquire Common Stock or Convertible Securities.

         "Series A Stock Purchase Agreement" shall mean the agreement pursuant to which shares of Series A Preferred Stock are first issued.

         "1990 Unit Purchase Agreement" shall mean that Unit Purchase Agreement dated as of May 16, 1990, as amended from time to time, between the Corporation and the purchasers named therein.

         d.  Adjustments to Conversion Price for Diluting Issues.

              (1) Sale of Shares Below Conversion Price.

                (A) If at any time or from time to time after the Issuance Date, the Corporation issues or sells, or is deemed by the express provisions of this
Section 6(d)(1) to have issued or sold, Additional Shares of Common Stock, for an Effective Price less than the existing Conversion Price (as adjusted for Recapitalization Events) then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                  (x) an amount equal to the sum of

                    (i) the aggregate purchase price of the shares of Series A Preferred Stock sold pursuant to the Series A Stock Purchase Agreement, plus

                    (ii) the aggregate consideration, if any, received by the corporation for all Additional Shares of Common Stock issued on or after the Issuance Date other than shares of Common Stock issued or issuable with respect to the 1990 Debentures then outstanding or with respect to the Series A Preferred Stock issued pursuant to the Series A Stock Purchase Agreement, plus

                    (iii) the aggregate purchase price to the Corporation of the 1990 Debentures then outstanding.

                  (y) an amount equal to the sum of

                    (i) the aggregate purchase price of the shares of Series A Preferred Stock sold pursuant to the Series A Stock Purchase Agreement plus the aggregate purchase price to the Corporation of the Debentures then outstanding, divided by the Conversion Price for such shares or Debentures (as the case may be) in effect at the Issuance Date (or such higher or lower Conversion Price as results from the application of Sections 6(d)(2) through (6) plus

                    (ii) the number of shares of Additional Shares of Common Stock issued since the Issuance Date (increased or decreased to the extent that the number of such shares of Additional Shares of Common Stock shall have been increased or decreased as the result of the application of Sections 6(d)(2) through (6)).

                (B) For the purpose of making any adjustment required under this
Section 6(d)(1), the consideration received by the Corporation for any issue or sale of securities shall (1) to the extent it consists of cash be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale; (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and (3) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities or are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed (as provided in clauses (1) and (2) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors top be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                (C) For the purpose of the adjustment required under this
Section 6(d)(1), if at any time or from time to time after the Issuance Date, the Corporation issues or sells any Options or Convertible Securities (other than options or rights exercisable for or convertible into Reserved Shares), then in each case the Corporation shall be deemed to have issue date the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Option or Convertible Securities plus, in the case of such Options, the minimum amount of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Corporation upon the exercise of such Options and, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of the conversion privileges (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Conversion Price, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                (D) In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall cause the chief financial officer of the Corporation to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at Holder's address as shown in the books of the Corporation or the books of the Transfer Agent, as the case may be. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price for the Series A Preferred Stock at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

                (E) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series A Preferred Stock shall be made in respect of the issue of

Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, for such share of Series A Preferred Stock.

              (2) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Issuance Date combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (2) shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (3) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(d)(3) as of the time of actual payment of such dividends or distributions.

              (4) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of Series A Preferred Stock.

              (5) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion of Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend or a reorganization, provided for elsewhere in this Section 6, then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

              (6) Reclassification, Reorganization, Etc. If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (c) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver a certificate providing that the holders of shares of Series A Preferred Stock then outstanding shall have the right to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance. If, the in case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such certificate shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of Series A Preferred Stock as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (e) No Impairment. The Corporation will not, by amendment of its Articles of Organization, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of Series A Preferred Stock against dilution or other impairment. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of Series A Preferred Stock.

         (f) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         7. Tax. The issue of stock certificates on conversion of Series A Preferred Stock shall be made without charge to the holder thereof for any stock issuance or transfer tax in respect of the issue thereof.

         8. Redemption Provisions.

            (a) The Corporation may, at any time it may lawfully do so, at the option of its Board of Directors, redeem all (but not less than all) the outstanding shares of the Series A Preferred Stock on or at any time after (i) the second calendar anniversary of the effective date of the registration statement filed by the Corporation covering the Common Stock to be issued upon conversion of the Series A Preferred Stock but before May 15, 1997, by paying in cash therefor a sum per share equal to the lesser of (x) $10.50 per share, as adjusted for Recapitalization Events, or (y) the Original Series A Issue Price, compounded at a rate of forty percent (40%) per year from the Issuance Date through the Redemption Date (as hereinafter defined) plus the Series A Premium per share compounded at the rate of forty percent (40%) per year from the date of accrual to the Redemption Date or (ii) May 15, 1997, by paying in cash therefor a sum per share equal to the Liquidation Amount (each such total amount being referred to in this Section 8 and hereafter as the "Redemption Price").

            (b) (i) At least forty-five (45) days prior to the date fixed for redemption of Series A Preferred Stock pursuant to Section 8(a) hereof (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, at the address last shown on the records of the Corporation or its Transfer Agent, as the case may be for such holder or given by the holder to the Corporation or its Transfer Agent, as the case may be for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located (such address for any holder being the "Record Address"). Such written notice shall notify each such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed. Such notice shall hereinafter be referred to as the "Redemption Notice." Except as provided in
Section 8(b)(ii), on or after the Redemption Date each holder of Series A Preferred Stock to be redeemed pursuant to Section 8(a) hereof, shall surrender to the Corporation the certificate or certificates representing such shares to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares to be redeemed shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

                (ii) From and after the close of business on the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares to be redeemed as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), including without limitation, rights to dividends, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall remain outstanding and entitled to all the rights and preferences provided herein and the Redemption Notice shall be deemed null and void ab initio. At any time thereafter when additional funds of the Corporation are legally available for the redemption of all shares of Series A Preferred Stock, the Corporation may exercise its rights hereunder.

                (iii) Three days prior to any Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series A Preferred Stock not yet converted, with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares of Series A Preferred Stock. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to send notice of redemption thereof to the holders of record of the Series A Preferred Stock at their Record Address, and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this Section 8(b)(iii) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 8(b)(iii) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation, provided that, subject to the provisions of any applicable law requiring the encheatment of funds the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from this Redemption Date.

         9. Protective Provisions. So long as not less than $245,300 shares (as constituted on the date hereof) of Series A Preferred Stock are outstanding, the Corporation shall not (nor shall it permit any subsidiaries as to which it owns a majority of the voting equity, to), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class:

                (i) authorize, create or issue more than an aggregate of 1,226,500 shares of Series A

Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority;

                (ii) redeem, retire, purchase or otherwise acquire directly or indirectly for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any shares of its capital stock, except for redemption of Series A Preferred Stock;

                (iii) amend, repeal or modify its Articles of Organization or By-laws in any manner adversely affecting the rights, privileges and/or preferences of the Series A Preferred Stock or the holders thereof;

                (iv) declare or pay any dividends on, or make any distribution of cash or property or both with respect to (whether by reduction of capital or otherwise), any shares of its capital stock (other than dividends payable solely in shares of its capital stock, stock splits, dividends on the Series A Preferred Stock and dividends by a subsidiary to the Corporation);

                (v) reclassify the shares of Common Stock or any other shares of stock hereafter created junior to the Series a Preferred Stock as to dividends or assets into shares of Series A Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series A Preferred Stock; or

                (vi) merge with or into another entity, transfer all or substantially all of its assets or property or take any action for its liquidation or dissolution or the appointment of any receiver of its properties and assets, if any such action would adversely affect the rights, privileges and/or preferences of the Series A Preferred Stock or the holders thereof.

         10. Status of Redeemed or Converted Stock. In the event any share of Series A Preferred Stock shall be converted or redeemed pursuant to Section 6 or
Section 8 hereof, the shares so converted or redeemed shall be restored to the status of authorized but unissued shares, but shall not again be reserved as Series A Preferred Stock.

         11. Amendment and Waivers. Any provision hereof applicable to the Series A Preferred Stock may be amended and the observance of any such term any be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the holders of a majority of the shares of Series A Preferred Stock then outstanding. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of Series A Preferred Stock.

                                   Schedule 6
                                   ----------

                               LOJACK CORPORATION
                           A Massachusetts Corporation

Article 6A.   PROVISIONS AS TO INTERCOMPANY DEALINGS

         The Corporation may enter into contracts or transact business with one or more of its directors, officers, or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, shareholders, or otherwise interested and other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction, shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation (or any duly authorized committee thereof) any such director or directors may vote or act thereat with like force and effect as if he had no such interest, provided, in such case the nature of such interest (though not necessarily the extent or details thereof), shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director of the Corporation shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interest, unless the interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any pains or profits realized thereon.

Article 6B.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director or officer of the Corporation, or at its request as a director, trustee, officer, employee or other agent of another organization, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a director, officer, trustee, employee or agent, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that as to any matter disposed of by a compromise payment by such director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

         (a) such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification

                  (i) by a disinterested majority of the directors then in office; or

                  (ii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer; or

         (b) in the absence of action by disinterested directors or stockholders, there has been obtained at the request of a majority of the directors then in office an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

Expenses, including counsel fees, reasonably incurred by any such director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Article 6B. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article 6B shall affect any rights to indemnification to which corporate personnel other than such directors, officers, trustees, employees or agents may be entitled by contract or otherwise under law. The obligations of the Corporation to indemnify a director, officer, trustee, employee or agent under this Article, including the duty to advance expenses, shall be considered a contract between the Corporation and such director, officer, trustee, employee or agent, and no modification or repeal of any provision of this Article shall affect, to the detriment of such director, officer, trustee, employee or agent, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal. As used in this Article 6B the terms "director", "officer", "trustee", "employee" and "agent" include their respective heirs, executors and administrators, and an "interested" director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

ARTICLE 6C.   AMENDMENT OF BY-LAWS

         The Board of Directors may amend the By-Laws, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the amendment, notice thereof stating the substance of such change shall be given to all stockholders.

ARTICLE 6D.   STOCKHOLDERS' MEETING

         The meetings of stockholders may be held anywhere within the United States.

ARTICLE 6E.   LIMITATION OF LIABILITY OF DIRECTORS

         No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for a breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith and which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived improper personal benefit.

         The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring while this Article is in effect.

804/CJC

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles

           Article III, Article IV

(*if there are no such amendments, state "None".)

                   Briefly describe amendments in space below:

Article III is restated to increase the Corporation's authorized Common Stock and Preferred Stock as follows:

To increase the total number of authorized shares of Common Stock of the Corporation from 25,000,000 to 35,000,000.

To increase the total number of authorized shares of Preferred Stock of the Corporation from 5,000,000 to 10,000,000.

Article IV is restated to outline the limitation applicable to the newly authorized Preferred Stock. (See Schedule 4).





















IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of July in the year 1993

/s/ C. Michael Daley                                 President
C. Michael Daley

/s/ Thomas A. Wooters                                Clerk
Thomas A. Wooters

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION

                    (General Laws, Chapter 156B, Section 74)

                  I hereby approve the within restated articles
              of organization and, the filing fee in the amount of
                  $15,300-- having been paid, said articles are
                   deemed to have been filed with me this 28th
                                day of July, 1993

                                                     /s/ Michael Joseph Connolly
                                                     MICHAEL JOSEPH CONNOLLY
                                                          Secretary of State







                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

                         TO: Thomas A. Wooters, Esquire
                                Peabody & Arnold
                                 50 Rowes Wharf
                                Boston, MA 02110
                            Telephone: (617) 951-2100

                                                                     Copy Mailed

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2664794

-----------
Examiner

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)

We,  Joseph F. Abely                                                  ,President
    ------------------------------------------------------------------

and  Thomas A. Wooters                                                   , Clerk
    ---------------------------------------------------------------------

of                 LoJack Corporation
   -----------------------------------------------------------------------------
              (Exact name of corporation)

located at: 333 Elm Street, Dedham, Massachusetts 02026
            --------------------------------------------------------------------
            (Street Address of corporation in Massachusetts)

do hereby certify that at a meeting of the directors of the corporation held on December 17, 1999, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

                            See Attached Pages 2A-2G









*Delete the inapplicable words

Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2 x 11 sheets of white paper, numbered 2A, 2B, etc., with a left margin of at least 1 inch.

                                      -2A-

                               LOJACK CORPORATION

                        [Designation of Preferred Stock]

VOTED: That pursuant to the authority vested in this Board of Directors in accordance with Section 26 of Chapter 156B of the Massachusetts General Laws and Article 4 of the Corporation's Restated Articles of Organization, as amended, a series of preferred stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set forth in the Terms of Series B Junior Participating Preferred Stock presented to this meeting and included as Exhibit A to the Rights Agreement; and further

VOTED: That the proper Authorized Officers of the Corporation be, and each of them hereby is, authorized and directed to execute a Certificate of Vote of Directors Establishing a Series of a Class of Stock with respect to the Series B Junior Participating Preferred Stock pursuant to Section 26 of Chapter 156B of the Massachusetts General Laws and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the Commonwealth of Massachusetts; and further

                             [Reservation of Shares]

VOTED: That 350,000 shares of Series B Junior Participating Preferred Stock of the Corporation are hereby initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement; and further

         The Terms of Series B Junior Participating Preferred Stock as referenced in the first of the foregoing votes are as follows:

         TERMS OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

         The following is a statement of the terms (including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption) of the Series B; Junior Participating Preferred Stock, par value $.01 per share, of LoJack Corporation (the "Company"):

         1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Shares" and the number of shares constituting such series shall be 350,000.

         2. Dividends and Distributions.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of shares of preferred stock (generally, "Preferred Shares") ranking prior and superior to the Series B Junior Participating Preferred Shares with respect to dividends (if any), the holders of Series B Junior Participating Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Company (the "Board")

                                      -2B-

         out of funds legally available for the purpose, dividends payable in cash at such times as dividends, other than dividends payable in Common Shares (as defined herein), are paid by the Company to holders of shares of the common stock, par value $0.01 per share, of the Company (the "Common Shares"), commencing on the first date on which such a dividend is paid by the Company to the holders of the Common Shares following the first issuance of a Series B Junior Participating Preferred Share or fraction thereof. Each such dividend payable on the Series B Junior Participating Preferred Shares shall be in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends; plus 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared by the Board and then payable on the Common Shares. In the event the Company shall at any time after December 17, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holder of Series B Junior Participating Preferred Shares were entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (b) The Board shall declare a dividend or distribution on the Series B Junior Participating Preferred Shares as provided in paragraph
         (a) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Share).

                  (c) Dividends shall begin to accrue and be cumulative on outstanding Series B Junior Participating Preferred Shares from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Junior Participating Preferred Shores in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the tine outstanding. The Board may fix a record date for the determination of holders of Share B Junior Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders Series B Junior Participating Preferred Shares shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each Series B Junior Participating Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event that the Board shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series B Junior Participating Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number

                                      -2C-

         of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of Series B Junior Participating Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                  (c) (i) If at any time dividends on any Series B Junior Participating Preferred Shares shall be in arrears, the occurrence of such contingency shall mark the beginning of a period (a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all previous dividend periods and for the current dividend period on all Series B Junior Participating Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Shares (including holders of the Series B Junior Participating Preferred Shares) with dividends in arrears, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (ii) During any Default Period, such voting right of
                  the holders of Series B Junior Participating Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at an annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Shares, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Preferred Shares of such voting right. At any meeting at which the holders of Preferred Shares shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill up to two (2) vacancies, if any, in the Board or, if such right is exercised at an annual meeting, to elect two (2) Directors. The holders of Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them at any special meeting of two (2) Directors. After the holders of Preferred Shares shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Shares, if any.

                           (iii) Unless the holders of Preferred Shares shall,
                  during an existing Default Period, have previously exercised their right to elect Directors, the Board may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred Shares outstanding, irrespective of series, may request the calling of a special meeting of the holders of Preferred Shares, which meeting shall thereupon be called by the Board or the Chairman and Chief Executive Officer of the Company. The Clerk of the Company shall give notice of such meeting and of any annual meeting at which

                                      -2D-

                  holders of Preferred Shares are entitled to vote pursuant to this paragraph (c)(iii) to each holder of record of Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than fifteen
                  (15) days and not later than sixty (60) days after such order or request. If such meeting is not called within sixty (60) days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent, (10%) of the total number of Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the shareholders.

                           (iv) In any Default Period, the holders of Common
                  Shares shall continue to be entitled to elect the whole number of Directors of the Company until the holders of Preferred Shares shall have exercised their rights to elect two (2) Directors voting as a class, after the exercise of which right, (X) the Directors so elected by the holders of Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (Y) any vacancy in the Board shall (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore executed by the holders of the class of capital stock of the Company (i.e., the Common Shares or the Preferred Shares) which elected the Directors whose office shall have become vacant. References in this paragraph
                  (c) to Directors elected by the holders of a particular class of the capital stock of the Company shall include Directors elected by such Directors to fill vacancies as provided in clause (Y) of the foregoing sentence.

                           (v) Immediately upon the expiration of a Default
                  Period, (X) the right of the holders of Preferred Shares as a class to elect Directors shall cease, (Y) the term of any Directors elected by the holders of Preferred Shares as a class shall terminate, and (Z) the number of Directors shall be such number as may be provided for in the Articles of Organization, as may then be amended and in effect, or the By-Laws of the Company, irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this
                  Section 3 (such number being subject, however, to change thereafter in any manner provided by law, or in the Articles of Organization, as may be amended from time to time, or the By-Laws of the Company). Any vacancies in the Board effected by the provisions of clauses (Y) and (Z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (d) Except as set forth herein, holders of Series B Junior Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

         4.       Certain Restrictions.

                  (a) Whenever dividends or other distributions payable on the Series B Junior Participating Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series B

                                      -2E-

         Junior Participating Preferred Shares outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Shares;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of capital stock of the Company ranking on a party (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Shares except dividends paid ratably on the Series B Junior Participating Preferred Shares and all such parity shares of capital stock of the Company on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares of capital stock are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Shares provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares of capital stock in exchange for any shares of capital stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Shares;

                           (iv) purchase or otherwise acquire for consideration
                  any Series B Junior Participating Preferred Shares, or any shares of capital stock of the Company ranking on a parity with the Series B Junior Participating Preferred Shares, except pursuant to Section 8 hereof or in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes of shares of capital stock of the Company.

                  (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, under paragraph
         (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any Series B Junior Participating Preferred Shares, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

                                      -2F-

         6. Liquidation, Dissolution or Winding Up.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Shares, unless, prior thereto, the holders of Series B Junior Participating Preferred Shares shall have received $4,200.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following, the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Series B Junior Participating Preferred Shares, unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
         (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (e) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Shares) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Subject to the rights of any other series of Preferred Shares then outstanding, if any, following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Shares and Common Shares, respectively, holders of Series B Junior Participating Preferred Shares and holders of shares of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series B Junior Participating Preferred Shares and Common Shares, on a per share basis, respectively.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series B Junior Participating Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity Preferred Shares (including the Series B Junior Participating Preferred Shares) in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment after satisfaction of the liquidation preferences of all series of Preferred Shares, if any, then such remaining assets shall be distributed ratably to the holders of Common Shares.

                  (c) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash or any other property then in any such case the Series B Junior Participating Preferred Shares shall at the same time be similarly exchanged or

                                      -2G-

changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Junior Participating Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         8. Redemption. The Series B Junior Participating Preferred Shares shall not be redeemable.

         9. Ranking. The Series B Junior Participating Preferred Shares shall rank junior to all other series of the Company's Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         10. Amendment. At such time as Series B Junior Participating Preferred Shares are outstanding, the Articles of Organization of the Company shall not be amended, nor shall any Articles of Amendment thereto, including without limitation any Certificate of Vote of Directors Establishing a Series of a Class of Stock pursuant to Section 26 of Chapter 156B of the Massachusetts General Laws, be filed with the Massachusetts Secretary of State or otherwise amended, in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Junior Participating Preferred Shares voting separately as a class.

         11. Fractional Shares. Series B Junior Participating Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of a holder of Series B Junior Participating Preferred Shares.

SIGNED UNDER THE PENALTIES OF PERJURY this 20th day of December, 1999.


/s/ Joseph B. Abely                                , President
---------------------------------------------------
         Joseph B. Abely

/s/ Thomas A. Wooters                              , Clerk
---------------------------------------------------
         Thomas A. Wooters

*Delete the inapplicable words

                  68500

                        THE COMMONWEALTH OF MASSACHUSETTS

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (General Laws, Chapter 156B, Section 26)

                   ====================================================

                    I hereby approve the within Certificate of Vote of Directors and the filing fee in the amount of $100.00 having been paid, said certificate is deemed to have been filed with me this 21st day of December, 1999.

                        Effective date ______________________

                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth












                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:

                             Stephen J. Coukos, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Squares
                                Boston, MA 02109
                            Telephone: (617) 338-2800

D
PC
                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED               Articles of Amendment        FORM MUST BE TYPED
           (General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)


Exact name of corporation: LoJack Corporation
                           --------------------------------------------------


Registered office address: 200 Lowder Brook Drive, Suite 1000, Westwood, MA
                           02090
                           --------------------------------------------------
                           (number, street, city or town, state, zip code)

These articles of amendment affect article(s):        IV
                                              -------------------------------
                   (specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on:            August 16, 2004
                        -----------------------------------------------------
                                   (Month, day, year)

Check the appropriate box below:

|_|      the incorporators.

X the board of directors without shareholder approval and shareholder approval was not required.

|_| the board of directors and the shareholders in the manner required by law and the articles of organization.


State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.


         Article IV of the Restated Articles of Organization is hereby amended by appending the text set forth on Schedule 1 hereto.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:


--------------------------|----------------------------------------------------
   WITHOUT PAR VALUE      |                 WITH PAR VALUE
---------|----------------|----------------|----------------|------------------
TYPE     |   NUMBER OF    |   TYPE         |   NUMBER OF    |  PAR VALUE
         |   SHARES       |                |   SHARES       |
---------|----------------|----------------|----------------|------------------
         |                | Common         |   35,000,000   |  $.01 per share
---------|----------------|----------------|----------------|------------------
         |                | Preferred      |   10,000,000   |  $.01 per share
---------|----------------|----------------|----------------|------------------

The authorized preferred stock consists of:

  Series A Preferred Stock                             10,000     $.01 per share
  Series B Junior Participating Preferred Stock       350,000     $.01 per share

Change the total authorized to:


--------------------------|----------------------------------------------------
   WITHOUT PAR VALUE      |                 WITH PAR VALUE
---------|----------------|----------------|----------------|------------------
TYPE     |   NUMBER OF    |   TYPE         |   NUMBER OF    |  PAR VALUE
         |   SHARES       |                |   SHARES       |
---------|----------------|----------------|----------------|------------------
         |                | Common         |   35,000,000   |  $.01 per share
---------|----------------|----------------|----------------|------------------
         |                | Preferred      |   10,000,000   |  $.01 per share
---------|----------------|----------------|----------------|------------------


The authorized preferred stock will consist of:

  Series A Preferred Stock                           10,000   $.01 per share
  Series B Junior Participating Preferred Stock     350,000   $.01 per share
                                                              (continued below)*

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, ss. 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.


Later effective date:______________________________________




  *Special Voting Preferred Stock                     1       $.01 per share

Signed by /s/ Keith E. Farris
          Keith E. Farris
          Chief Financial Officer and Vice President of Finance


(Please check appropriate box)

|_|      Chairman of the Board

|X|      President

|_|      Other Officer -               Attest: /s/ Thomas A. Wooters
                                               Thomas A. Wooters
                                               Clerk
|_|      Court-appointed fiduciary


on this 13th day of October, 2004

                          COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              Articles of Amendment
                   (General Laws, Chapter 156D, Section 10.06)


                    I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this __________ day of ________, 20___ at ______ a.m./p.m.
                       time

                                 Effective date:_______________


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


--------------
Examiner

                    Filing fee: Minimum filing fee $100.00 per article amended, stock increases $100 per 100,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

--------------
Name approval

--------------
C                         TO BE FILLED IN BY CORPORATION
                              Contact Information:

--------------
M


                                Walter VanBuskirk
                              Sullivan & Worcester
                             One Post Office Square
                                Boston, MA 02109


                             Telephone: 617-338-2403


                          Email: wvanbuskirk@sandw.com

                   A copy of this filing will be available on-line at www.sec.state.ma.us/cor once the document is filed.

                                   SCHEDULE 1

         On August 16, 2004, the Board of Directors of LoJack Corporation adopted the following resolutions at a meeting relating to the designation of one (1) share of its authorized preferred stock as "Special Voting Preferred Stock":

VOTED: That pursuant to the authority vested in the Board of Directors in accordance with Section 6.02 of Chapter 156D of the Massachusetts General Laws and Article 4 of the Company's Restated Articles of Organization, as amended, a series of preferred stock of the Company, designated as "Special Voting Preferred Stock", par value $0.01 per share, be and it hereby is created, and the number of shares constituting such series shall be one (1) (the "Special Voting Share"), and further

VOTED: That the powers, preferences and relative, participating, option and other special rights of the Special Voting Preferred Stock, and the qualifications, limitations or restrictions thereof shall be as set forth on Exhibit A hereto; and further


         The terms of the "Special Voting Preferred Stock", as referenced in the foregoing votes (and attached as Exhibit A to the applicable minutes, are as follows:

                     TERMS OF SPECIAL VOTING PREFERRED STOCK

         The following is a statement of the terms of the Special Voting Preferred Stock, par value $0.01 per share, of LoJack Corporation (the "Company"):

Designation and Amount. The shares of such series shall be designated as "Special Voting Preferred Stock" and the number of shares constituting such series shall be one (1) (the "Special Voting Share").

Voting. The Special Voting Share will be issued to the trustee appointed under the Voting and Exchange Trust Agreement among the Company, 4246624 Canada Inc. ("Exchangeco") and a voting trustee, to be entered into on the date of the consummation of the Company's combination with Boomerang Tracking Inc. Except as otherwise required by law or the Company's Restated Articles of Organization, the Special Voting Share will be entitled to a number of votes equal to the number of outstanding exchangeable shares (the "Exchangeable Shares") of Exchangeco from time to time not owned by the Company or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of the shareholders of the Company. The holders of shares of the Company's Common Stock and the holder of the Special Voting Share will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or the Company's Restated Articles of Organization.

Dividends and Distributions. The holder of the Special Voting Share will not be entitled to receive dividends. In the event of any liquidation, dissolution or winding up of the Company, the holder of the Special Voting Share will receive an amount equal to the par value of such share.

Redemption. At such time as there are no Exchangeable Shares outstanding not owned by the Company or its affiliates, and there are no shares of stock, debt, options or other agreements of Exchangeco that could give rise to the issuance of any Exchangeable Shares to any person, other than the Company or its affiliates, the Special Voting Share will be redeemed for the amount of $1.